Fifth Third Bancorp Reports First Quarter 2026 Earnings
Core business momentum remains strong and Comerica acquisition meaningfully propels growth trajectory
Reported results included a net negative $0.68 impact from certain items on page 2

Key Financial Data				Key Highlights

$ in millions for all balance sheet and income statement items
	1Q26	4Q25	1Q25
       Successfully closed Comerica acquisition
Opening Balances as of February 1st:
•Total assets, including goodwill, of $86 billion
•Total loans of $51 billion
•Total deposits of $65 billion
   Stability:
•Solid credit performance. Net charge-offs(b) of 37 bps in 1Q26; lowest since 4Q23
•Funding mix strengthened; demand deposits increased from 25% of total deposits to 28%
•Tangible Common Equity(a) increased 11 bps to 7.3%
    Profitability:
•Net interest margin(a) expanded 17 bps sequentially
•Adjusted ROTCE ex. AOCI(a) improved 190 bps and adjusted ROA(a) improved 9 bps year-over-year
•Tangible book value per share(a) grew 15% year-over-year
    Growth:
•Newline deposits up $2.7B and fee revenues up 30% year-over-year
•Legacy Fifth Third consumer household growth of 3%, including 8% in the Southeast
•LOIs for 81 Texas branch locations executed or in process

Income Statement Data
Net income available to common shareholders	$128	$699	$478
Net interest income (U.S. GAAP)	1,934	1,529	1,437
Net interest income (FTE)(a)	1,939	1,533	1,442
Noninterest income	895	811	694
Noninterest expense	2,395	1,309	1,304

Per Share Data
Earnings per share, basic	$0.16	$1.05	$0.71
Earnings per share, diluted	0.15	1.04	0.71
Book value per share	35.24	30.18	27.41
Tangible book value per share(a)	22.88	22.60	19.92

Balance Sheet & Credit Quality
Average portfolio loans and leases	$157,632	$123,430	$121,272
Average deposits	209,352	168,384	164,157
Accumulated other comprehensive loss	(3,234)	(3,110)	(3,895)
Net charge-off ratio(b)	0.37%	0.40%	0.46%
Nonperforming asset ratio(c)	0.57	0.65	0.81

Financial Ratios
Return on average assets	0.25%	1.36%	0.99%
Return on average common equity	1.8	14.0	10.8
Return on average tangible common equity(a)	3.5	19.0	15.2
CET1 capital(d)	9.96	10.81	10.43
Net interest margin(a)	3.30	3.13	3.03
Efficiency(a)	84.5	55.8	61.0

Other than the Quarterly Financial Review tables beginning on page 14, commentary is on a fully taxable-equivalent (FTE) basis unless otherwise noted. Consistent with SEC guidance in Regulation S-K that contemplates the calculation of tax-exempt income on a taxable-equivalent basis, net interest income, net interest margin, net interest rate spread, total revenue and the efficiency ratio are provided on an FTE basis.

From Tim Spence, Fifth Third Chairman, CEO and President:
The first quarter reflected continued momentum across Fifth Third. We delivered strong loan and deposit growth, driven by new commercial relationships and continued household expansion. We closed the acquisition of Comerica on February 1st, and early financial benefits are already showing up, including strong net interest margin expansion and tangible book value per share growth.

Integration is progressing as we expected. We have integrated the combined management teams and are retaining key customer‑facing colleagues, supporting continuity for clients as we move forward as one organization. We are also seeing early revenue synergies across both commercial and consumer businesses.

Our focus is unchanged: stability, profitability, and growth, in that order. Disciplined execution will drive growth and deepen client relationships as we expand in our attractive footprint markets, while maintaining strong credit performance and delivering the expected financial synergies from Comerica. We are building a better and more resilient institution and remain committed to delivering consistent, long-term value for shareholders.

Investor contact: Matt Curoe (513) 534-2345 | Media contact: Jennifer Hendricks Sullivan (614) 744-7693 April 17, 2026

Income Statement Highlights
($ in millions, except per share data)	For the Three Months Ended			% Change
	March	December	March
	2026	2025	2025	Seq	Yr/Yr
Condensed Statements of Income
Net interest income (NII)(a)	$1,939	$1,533	$1,442	26%	34%
Provision for credit losses	227	119	174	91%	30%
Noninterest income	895	811	694	10%	29%
Noninterest expense	2,395	1,309	1,304	83%	84%
Income before income taxes(a)	$212	$916	$658	(77)%	(68)%

Taxable equivalent adjustment	$5	$4	$5	25%	—
Applicable income tax expense	42	181	138	(77)%	(70)%
Net income	$165	$731	$515	(77)%	(68)%
Dividends on preferred stock	37	32	37	16%	—
Net income available to common shareholders	$128	$699	$478	(82)%	(73)%
Earnings per share, diluted	$0.15	$1.04	$0.71	(86)%	(79)%

Fifth Third Bancorp (NASDAQ®: FITB) today reported first quarter 2026 net income available to common shareholders of $128 million, or $0.15 per diluted share, compared to $699 million, or $1.04 per diluted share, in the prior quarter and $478 million, or $0.71 per diluted share, in the year-ago quarter.
On February 1, 2026, Fifth Third completed the acquisition of Comerica Incorporated in an all-stock transaction valued at approximately $12.7 billion. First quarter results include two months of activity for Comerica.

Diluted earnings per share impact of certain item(s) - 1Q26

(after-tax impact; $ in millions, except per share data)

Merger-related charges(e)[1,2]	$(510)
Merger-related Day 1 ACL build(e)	(63)
Interchange litigation matters(e)	6

After-tax impact of certain item(s)	$(567)

Diluted earnings per share impact of certain item(s)[3]	$(0.68)

Totals may not foot due to rounding; [1]A portion of the adjustments related to merger-related expenses are not tax-deductible; [2]Pre-tax merger-related charges increased noninterest expense by $635 million and decreased noninterest income by $22 million; [3]Diluted earnings per share impact reflects 830.274 million average diluted shares outstanding

Net Interest Income
(FTE; $ in millions)(a)	For the Three Months Ended			% Change
	March	December	March
	2026	2025	2025	Seq	Yr/Yr
Interest Income
Interest income	$2,977	$2,472	$2,437	20%	22%
Interest expense	1,038	939	995	11%	4%
Net interest income (NII)	$1,939	$1,533	$1,442	26%	34%

Average Yield/Rate Analysis				bps Change
Yield on interest-earning assets	5.07%	5.05%	5.13%	2	(6)
Rate paid on interest-bearing liabilities	2.44%	2.60%	2.80%	(16)	(36)

Ratios
Net interest rate spread	2.63%	2.45%	2.33%	18	30
Net interest margin (NIM)	3.30%	3.13%	3.03%	17	27

Fully taxable-equivalent (FTE) NII of $1.939 billion increased $406 million, or 26%, compared to the prior quarter. This improvement primarily reflects contributions from the Comerica acquisition, lower funding costs and disciplined balance sheet management. These benefits were partially offset by the impact of market rates on floating rate loans and lower day count. These same factors contributed to the 17 bps increase in NIM compared to the prior quarter. Purchase accounting accretion contributed approximately $38 million to net interest income in the quarter.
Compared to the year-ago quarter, NII increased $497 million, or 34%, and NIM increased 27 bps. This improvement was driven by the addition of Comerica earning assets and lower funding costs, partially offset by lower market rates impacting earning asset yields.

Noninterest Income
($ in millions)	For the Three Months Ended			% Change
	March	December	March
	2026	2025	2025	Seq	Yr/Yr
Noninterest Income
Wealth and asset management revenue	$233	$185	$172	26%	35%
Commercial payments revenue	218	167	153	31%	42%
Consumer banking revenue	146	143	137	2%	7%
Capital markets fees	134	121	90	11%	49%
Commercial banking revenue	105	102	80	3%	31%
Mortgage banking net revenue	44	56	57	(21)%	(23)%
Other noninterest income	27	42	14	(36)%	93%
Securities losses, net	(12)	(5)	(9)	140%	33%
Total noninterest income	$895	$811	$694	10%	29%

Noninterest income of $895 million increased $84 million, or 10%, from the prior quarter and increased $201 million, or 29%, from the year-ago quarter. Both comparisons reflect two months of results from Comerica in the quarter. The reported results reflect the impact of certain items in the table below, including securities gains/losses which incorporate mark-to-market impacts from securities associated with non-qualified deferred compensation plans that are offset in noninterest expense.

Noninterest Income excluding certain items
($ in millions)	For the Three Months Ended			% Change
	March	December	March
	2026	2025	2025	Seq	Yr/Yr
Noninterest Income excluding certain items
Noninterest income (U.S. GAAP)	$895	$811	$694
Merger-related charges	22	—	—
Interchange litigation matters	(8)	8	18
Litigation settlements	—	(12)	—
Securities losses, net	12	5	9
Noninterest income excluding certain items(a)	$921	$812	$721	13%	28%

Noninterest income excluding certain items of $921 million increased $109 million, or 13%, compared to the prior quarter and increased $200 million, or 28%, from the year-ago quarter.
Comparisons to the prior and year-ago quarters were primarily driven by merger‑related impacts with additional incremental contributions from positive business momentum. Wealth and asset management revenue totaled $233 million, supported by seasonal tax‑related revenue and higher personal asset management revenue. Commercial payments revenue was $218 million, reflecting continued strength in core treasury services. Capital markets fees of $134 million were driven by client financial risk management revenue. Commercial banking revenue totaled $105 million, reflecting higher commercial lending‑related fees. Mortgage banking net revenue was $44 million, reflecting lower MSR net valuation adjustments.

Noninterest Expense
($ in millions)	For the Three Months Ended			% Change
	March	December	March
	2026	2025	2025	Seq	Yr/Yr
Noninterest Expense
Compensation and benefits	$1,410	$683	$750	106%	88%
Technology and communications	204	138	123	48%	66%
Net occupancy expense	140	89	87	57%	61%
Card and processing expense	79	27	21	193%	276%
Equipment expense	55	43	42	28%	31%
Loan and lease expense	42	41	30	2%	40%
Marketing expense	50	37	28	35%	79%
Other noninterest expense	415	251	223	65%	86%
Total noninterest expense	$2,395	$1,309	$1,304	83%	84%

Noninterest expense of $2.395 billion increased 83% from the prior quarter and increased 84% from the year-ago quarter. Both comparisons include two months of Comerica results in the quarter and the reported results reflect the impact of certain items in the table below.

Noninterest Expense excluding certain item(s)
($ in millions)	For the Three Months Ended			% Change
	March	December	March
	2026	2025	2025	Seq	Yr/Yr
Noninterest Expense excluding certain item(s)
Noninterest expense (U.S. GAAP)	$2,395	$1,309	$1,304
Merger-related charges	(635)	(13)	—
Fifth Third Foundation contribution	—	(50)	—
FDIC special assessment	—	25	—
Interchange litigation matters	—	(3)	—
Noninterest expense excluding certain item(s)(a)	$1,760	$1,268	$1,304	39%	35%
Non-qualified deferred compensation benefit	9	5	4
Noninterest expense excluding certain item(s) and non-qualified deferred compensation(a)	$1,769	$1,273	$1,308	39%	35%

Noninterest expense excluding certain items and non-qualified deferred compensation of $1.769 billion increased 39% compared to the prior quarter and increased 35% from the year-ago quarter. Expenses in the quarter were impacted by ongoing costs associated with the merger and seasonal-related increases in compensation and benefits. Merger-related expenses of $635 million noted above represent approximately half of the expected full-year charges.

Average Interest-Earning Assets
($ in millions)	For the Three Months Ended			% Change
	March	December	March
	2026	2025	2025	Seq	Yr/Yr
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$73,264	$53,947	$53,401	36%	37%
Commercial mortgage loans	21,969	12,079	12,368	82%	78%
Commercial construction loans	7,278	5,399	5,797	35%	26%
Commercial leases	3,347	3,172	3,110	6%	8%
Total commercial loans and leases	$105,858	$74,597	$74,676	42%	42%
Consumer loans:
Residential mortgage loans	$18,848	$17,660	$17,552	7%	7%
Home equity	6,064	4,769	4,222	27%	44%
Indirect secured consumer loans	18,105	17,879	16,476	1%	10%
Credit card	1,659	1,694	1,627	(2)%	2%
Solar energy installation loans	4,516	4,486	4,221	1%	7%
Other consumer loans	2,582	2,345	2,498	10%	3%
Total consumer loans	$51,774	$48,833	$46,596	6%	11%
Total average portfolio loans and leases	$157,632	$123,430	$121,272	28%	30%

Average Loans and Leases Held for Sale
Commercial loans and leases held for sale	$85	$19	$64	347%	33%
Consumer loans held for sale	566	698	428	(19)%	32%
Total average loans and leases held for sale	$651	$717	$492	(9)%	32%

Total average loans and leases	$158,283	$124,147	$121,764	27%	30%

Securities (taxable and tax-exempt)	$59,950	$52,512	$56,598	14%	6%
Other short-term investments	19,728	17,485	14,446	13%	37%
Total average interest-earning assets	$237,961	$194,144	$192,808	23%	23%

Compared to the prior quarter, total average portfolio loans and leases of $158 billion increased 28% and average commercial portfolio loans and leases of $106 billion increased 42%. Compared to the year-ago quarter, total average portfolio loans and leases increased 30% and average commercial portfolio loans and leases increased 42%. In each comparison the growth was primarily driven by commercial loans and leases acquired from Comerica.

Compared to the prior quarter, average consumer portfolio loans of $52 billion increased 6%. On a year-over-year basis, average consumer portfolio loans increased 11%. Growth in both periods primarily reflected consumer loans acquired from Comerica, with additional growth due to strong production in indirect secured consumer loans.

Average securities (taxable and tax-exempt; amortized cost) of $60 billion in the current quarter increased 14% compared to the prior quarter and 6% compared to the year-ago quarter. Growth in both periods primarily reflected securities acquired from Comerica. Average other short-term investments (including interest-bearing cash) of $20 billion in the current quarter increased 13% compared to the prior quarter and increased 37% compared to the year-ago quarter.

End of Period Interest-Earning Assets
($ in millions)	As of			% Change
	March	December	March
	2026	2025	2025	Seq	Yr/Yr
End of Period Portfolio Loans and Leases
Total commercial loans and leases	$122,859	$73,562	$75,137	67%	64%
Total consumer loans	53,391	49,089	47,054	9%	13%
Total portfolio loans and leases	$176,250	$122,651	$122,191	44%	44%

End of Period Loans and Leases Held for Sale
Total loans and leases held for sale	$1,365	$733	$473	86%	189%

Total loans and leases	$177,615	$123,384	$122,664	44%	45%

Securities (taxable and tax-exempt)	$67,823	$51,961	$56,323	31%	20%
Other short-term investments	17,456	18,876	14,965	(8)%	17%
Total interest-earning assets	$262,894	$194,221	$193,952	35%	36%

Period-end commercial portfolio loans and leases of $123 billion increased 67% and 64% compared to the prior and year-ago quarters, respectively. Growth in both comparisons primarily reflecting $46.5 billion of commercial loans and leases acquired from Comerica. Strong loan production and a rebound in line utilization also contributed to quarterly growth.
Period-end consumer portfolio loans of $53 billion increased 9% compared to the prior quarter and 13% compared to the year-ago quarter, both primarily driven by $4.1 billion of consumer loans acquired from Comerica.
Total period-end securities (taxable and tax-exempt; amortized cost) of $68 billion in the current quarter increased 31% compared to the prior quarter and increased 20% compared to the year-ago quarter. Securities growth in the quarter included $11.2 billion acquired from Comerica. Period-end other short-term investments of approximately $17 billion decreased 8% compared to the prior quarter and increased 17% compared to the year-ago quarter.

Average Deposits
($ in millions)	For the Three Months Ended			% Change
	March	December	March
	2026	2025	2025	Seq	Yr/Yr
Average Deposits
Demand	$55,770	$41,771	$39,788	34%	40%
Interest checking	67,369	58,612	57,964	15%	16%
Savings	17,546	16,103	17,226	9%	2%
Money market	54,219	39,409	36,453	38%	49%
Total transaction deposits	$194,904	$155,895	$151,431	25%	29%
CDs $250,000 or less	11,641	10,541	10,380	10%	12%
Total core deposits	$206,545	$166,436	$161,811	24%	28%
CDs over $250,000[1]	2,807	1,948	2,346	44%	20%
Total average deposits	$209,352	$168,384	$164,157	24%	28%

1CDs over $250,000 includes $0.4BN, $0.8BN, and $1.3BN of retail brokered certificates of deposit which are fully covered by FDIC insurance for the three months ended 3/31/26, 12/31/25, and 3/31/25, respectively.

Total average deposits of $209 billion increased 24% compared to the prior quarter and period-end total deposits of $234 billion increased 36%. Compared to the year-ago quarter, total average deposits increased 28% and period-end total deposits increased 41%. In both comparisons the increase reflects $65.2 billion of deposits acquired from Comerica. Growth in high quality, low-cost deposits remains a key strategic priority to further enhance the deposit base.
The period-end portfolio loan-to-core deposit ratio was 76% in the current quarter, compared to 72% in the prior quarter and 75% in the year-ago quarter.

Average Wholesale Funding
($ in millions)	For the Three Months Ended			% Change
	March	December	March
	2026	2025	2025	Seq	Yr/Yr
Average Wholesale Funding
CDs over $250,000[1]	$2,807	$1,948	$2,346	44%	20%
Federal funds purchased	178	204	194	(13)%	(8)%
Securities sold under repurchase agreements	322	365	286	(12)%	13%
FHLB advances	99	2,552	4,767	(96)%	(98)%
Derivative collateral and other secured borrowings	83	84	84	(1)%	(1)%
Long-term debt	18,062	13,700	14,585	32%	24%
Total average wholesale funding	$21,551	$18,853	$22,262	14%	(3)%

1CDs over $250,000 includes $0.4BN, $0.8BN, and $1.3BN of retail brokered certificates of deposit which are fully covered by FDIC insurance for the three months ended 3/31/26, 12/31/25, and 3/31/25, respectively.

Average wholesale funding of $22 billion increased 14% compared to the prior quarter, driven by an increase in long-term debt reflecting the $5.5 billion acquired from Comerica and the $2 billion issuance in January 2026, partially offset by a decrease in FHLB advances. The 3% decrease in average wholesale funding compared to the year-ago quarter was primarily attributable to a decrease in FHLB advances, partially offset by an increase in long-term debt.

Credit Quality Summary
($ in millions)	As of and For the Three Months Ended
	March	December	September	June	March
	2026	2025	2025	2025	2025

Total nonaccrual portfolio loans and leases (NPLs)	$960	$767	$768	$853	$966
Repossessed property	11	11	12	8	9
OREO	28	19	21	25	21
Total nonperforming portfolio loans and leases and OREO (NPAs)	$999	$797	$801	$886	$996

NPL ratio(f)	0.54%	0.62%	0.62%	0.70%	0.79%
NPA ratio(c)	0.57%	0.65%	0.65%	0.72%	0.81%

Portfolio loans and leases 30-89 days past due (accrual)	$683	$360	$348	$277	$385
Portfolio loans and leases 90 days past due (accrual)	49	30	29	34	33

30-89 days past due as a % of portfolio loans and leases	0.39%	0.29%	0.28%	0.23%	0.31%
90 days past due as a % of portfolio loans and leases	0.03%	0.02%	0.02%	0.03%	0.03%

Allowance for loan and lease losses (ALLL), beginning	$2,253	$2,265	$2,412	$2,384	$2,352
Total net losses charged-off	(144)	(125)	(339)	(139)	(136)
Provision for loan and lease losses	152	113	192	167	168
Allowance on PCD loans and leases at acquisition	180	—	—	—	—
Allowance on PSLs at acquisition	481	—	—	—	—
ALLL, ending	$2,922	$2,253	$2,265	$2,412	$2,384

Reserve for unfunded commitments, beginning	$157	$151	$146	$140	$134
Provision for the reserve for unfunded commitments	75	6	5	6	6
Reserve for unfunded commitments, ending	$232	$157	$151	$146	$140

Total allowance for credit losses (ACL)	$3,154	$2,410	$2,416	$2,558	$2,524

ACL ratios:
As a % of portfolio loans and leases	1.79%	1.96%	1.96%	2.09%	2.07%
As a % of nonperforming portfolio loans and leases	328%	314%	314%	300%	261%
As a % of nonperforming portfolio assets	316%	302%	302%	289%	253%

ALLL as a % of portfolio loans and leases	1.66%	1.84%	1.84%	1.97%	1.95%

Total losses charged-off	$(187)	$(177)	$(382)	$(194)	$(173)
Total recoveries of losses previously charged-off	43	52	43	55	37
Total net losses charged-off[1]	$(144)	$(125)	$(339)	$(139)	$(136)

Net charge-off ratio (NCO ratio)(b)[1]	0.37%	0.40%	1.09%	0.45%	0.46%
Commercial NCO ratio	0.26%	0.27%	1.46%	0.38%	0.35%
Consumer NCO ratio	0.58%	0.59%	0.52%	0.56%	0.63%
[1]Excludes net charge-offs of $21 million which were taken immediately at the time of merger.
The provision for credit losses totaled $227 million in the current quarter and included approximately $83 million of provision expense to establish part of the Day 1 allowance for Comerica. The total Day 1 allowance for credit losses established due to the Comerica acquisition was $744 million, with the allowance primarily established through purchase accounting. The ACL ratio represented 1.79% of total portfolio loans and leases at quarter end, down 17 bps from the prior quarter and down 28 bps from the year-ago quarter. The ACL coverage ratio increased to 328% of nonperforming portfolio loans and leases and 316% of nonperforming portfolio assets.

Net charge-offs totaled $144 million in the current quarter, up $19 million from the prior quarter and the NCO ratio decreased 3 bps to 0.37%. Commercial net charge-offs were $69 million, with a commercial NCO ratio of 0.26%, down 1 bp from the prior quarter. Consumer net charge-offs were $75 million, with a consumer NCO ratio of 0.58%, down 1 bp from the prior quarter.
Compared to the year-ago quarter, net charge-offs increased $8 million and the NCO ratio decreased 9 bps. The commercial NCO ratio decreased 9 bps, and the consumer NCO ratio decreased 5 bps compared to the prior year.
Nonperforming portfolio loans and leases totaled $960 million in the current quarter, representing an NPL ratio of 0.54%, compared to 0.62% in the prior quarter and 0.79% in the year-ago quarter. Nonperforming portfolio assets totaled $999 million in the current quarter, resulting in an NPA ratio of 0.57%, compared to 0.65% in the prior quarter and 0.81% in the year-ago quarter.

Capital Position
	As of and For the Three Months Ended
	March	December	September	June	March
	2026	2025	2025	2025	2025
Capital Position
Average total Bancorp shareholders' equity as a % of average assets	11.34%	10.11%	10.02%	9.82%	9.50%
Tangible equity(a)	9.01%	9.28%	9.12%	9.39%	9.07%
Tangible common equity (excluding AOCI)(a)	8.26%	8.46%	8.29%	8.38%	8.07%
Tangible common equity (including AOCI)(a)	7.25%	7.14%	6.89%	6.84%	6.40%

Regulatory Capital Ratios(d)
CET1 capital	9.96%	10.81%	10.57%	10.58%	10.43%
Tier 1 risk-based capital	10.86%	11.87%	11.63%	11.85%	11.71%
Total risk-based capital	12.56%	13.78%	13.54%	13.77%	13.63%
Leverage	10.20%	9.41%	9.24%	9.42%	9.23%

CET1 capital ratio of 9.96% decreased 85 bps sequentially, primarily reflecting capital impacts from the Comerica acquisition, including approximately $12.3 billion of common equity issued as consideration for the merger, $6.2 billion of goodwill and intangibles, $73 billion of risk-weighted assets, and $740 million of pre-tax merger-related impacts. There was no share repurchase activity in the first quarter of 2026.

Tax Rate
The effective tax rate for the quarter was 20.1% compared with 19.8% in the prior quarter and 21.2% in the year-ago quarter.
Conference Call
Fifth Third will host a conference call to discuss these financial results at 9:00 a.m. (Eastern Time) today. This conference call will be webcast live and may be accessed through the Fifth Third Investor Relations website at www.53.com (click on “About Us” then “Investor Relations”). Those unable to listen to the live webcast may access a webcast replay through the Fifth Third Investor Relations website at the same web address, which will be available for 30 days.
Corporate Profile
Fifth Third is a bank that’s as long on innovation as it is on history. Since 1858, we’ve been helping individuals, families, businesses and communities grow through smart financial services that improve lives. Our list of firsts is extensive, and it’s one that continues to expand as we explore the intersection of tech-driven innovation, dedicated people, and focused community impact. Fifth Third is one of the few U.S.-based banks to have been named among Ethisphere's World’s Most Ethical Companies® for several years. With a commitment to taking care of our customers, employees, communities and shareholders, our goal is not only to be the nation’s highest performing regional bank, but to be the bank people most value and trust.

Fifth Third Bank, National Association is a federally chartered institution. Fifth Third Bancorp is the indirect parent company of Fifth Third Bank and its common stock is traded on the NASDAQ® Global Select Market under the symbol “FITB.” Investor information and press releases can be viewed at www.53.com.

Earnings Release End Notes
(a)Non-GAAP measure; see discussion of non-GAAP reconciliation beginning on page 26.
(b)Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis.
(c)Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO.
(d)Current period regulatory capital ratios are estimated.
(e)Assumes a 24% tax rate.
(f)Nonperforming portfolio loans and leases as a percent of portfolio loans and leases.

FORWARD-LOOKING STATEMENTS

This release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. All statements other than statements of historical fact are forward-looking statements. These statements relate to our financial condition, results of operations, plans, objectives, future performance, capital actions or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated by our filings with the U.S. Securities and Exchange Commission (“SEC”).

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) deteriorating credit quality; (2) loan concentration by location or industry of borrowers or collateral; (3) any instability or disruption in the financial system, including those caused by actual or perceived issues affecting the soundness of other financial institutions or market participants; (4) inadequate sources of funding or liquidity; (5) unfavorable actions of rating agencies; (6) inability to maintain or grow deposits; (7) limitations on the ability to receive dividends from subsidiaries; (8) cyber-security risks; (9) Fifth Third’s ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; (10) failures by third-party service providers; (11) inability to manage strategic initiatives and/or organizational changes; (12) inability to implement technology system enhancements, including the use of artificial intelligence; (13) failure of internal controls and other risk management programs; (14) losses related to fraud, theft, misappropriation or violence; (15) inability to attract and retain skilled personnel; (16) adverse impacts of government regulation; (17) governmental or regulatory changes or other actions; (18) failures to meet applicable capital requirements; (19) regulatory objections to Fifth Third’s capital plan; (20) regulation of Fifth Third’s derivatives activities; (21) deposit insurance premiums; (22) assessments for the orderly liquidation fund; (23) weakness in the national or local economies; (24) global political and economic uncertainty or negative actions; (25) changes in interest rates and the effects of inflation; (26) changes in U.S. trade policies, including the imposition of tariffs and retaliatory tariffs; (27) changes and trends in capital markets; (28) fluctuation of Fifth Third’s stock price; (29) volatility in mortgage banking revenue; (30) litigation, investigations, and enforcement proceedings; (31) breaches of contractual covenants, representations and warranties; (32) competition and changes in the financial services industry; (33) potential impacts of the adoption of real-time payment networks; (34) changing retail distribution strategies, customer preferences and behavior; (35) difficulties in identifying, acquiring or integrating suitable strategic partnerships, investments or acquisitions; (36) potential dilution from future acquisitions; (37) loss of income and/or difficulties encountered in the sale and separation of businesses, investments or other assets; (38) results of investments or acquired entities; (39) changes in accounting standards or interpretation or declines in the value of Fifth Third’s goodwill or other intangible assets; (40) inaccuracies or other failures from the use of models; (41) effects of critical accounting policies and judgments or the use of inaccurate estimates; (42) weather-related events, other natural disasters, or health emergencies (including pandemics); (43) the impact of reputational risk created by these or other developments on such matters as business generation and retention, funding and liquidity; (44) changes in law or requirements imposed by Fifth Third’s regulators impacting our capital actions, including dividend payments and stock repurchases; (45) Fifth Third's ability to meet its environmental and/or social targets, goals and commitments; and (46) risks relating to the merger with Comerica Incorporated, including Fifth Third’s inability to realize the anticipated benefits of the merger and potential disruption to Fifth Third’s business resulting from post-merger integration.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The information contained herein is intended to be reviewed in its totality, and any stipulations, conditions or provisos that apply to a given piece of information in one part of this press release should be read as applying mutatis mutandis to every other instance of such information appearing herein.
# # #

Quarterly Financial Review for March 31, 2026

Table of Contents

Financial Highlights	14-15
Consolidated Statements of Income	16-17
Consolidated Balance Sheets	18-19
Consolidated Statements of Changes in Equity	20
Average Balance Sheets and Yield/Rate Analysis	21
Summary of Loans and Leases	22
Regulatory Capital	23
Summary of Credit Loss Experience	24
Asset Quality	25
Non-GAAP Reconciliation	26-28
Segment Presentation	29

Fifth Third Bancorp and Subsidiaries
Financial Highlights	As of and For the Three Months Ended			% / bps
$ in millions, except per share data				Change
(unaudited)	March	December	March
	2026	2025	2025	Seq	Yr/Yr
Income Statement Data
Net interest income	$1,934	$1,529	$1,437	26%	35%
Net interest income (FTE)(a)	1,939	1,533	1,442	26%	34%
Noninterest income	895	811	694	10%	29%
Total revenue (FTE)(a)	2,834	2,344	2,136	21%	33%
Provision for credit losses	227	119	174	91%	30%
Noninterest expense	2,395	1,309	1,304	83%	84%
Net income	165	731	515	(77%)	(68%)
Net income available to common shareholders	128	699	478	(82%)	(73%)

Earnings Per Share Data
Net income allocated to common shareholders	$128	$699	$478	(82%)	(73%)
Average common shares outstanding (in thousands):
Basic	825,119	664,384	671,052	24%	23%
Diluted	830,274	669,153	676,040	24%	23%
Earnings per share, basic	$0.16	$1.05	$0.71	(85%)	(77%)
Earnings per share, diluted	0.15	1.04	0.71	(86%)	(79%)

Common Share Data
Cash dividends per common share	$0.40	$0.40	$0.37	—	8%
Book value per share	35.24	30.18	27.41	17%	29%
Market value per share	46.46	46.81	39.20	(1%)	19%
Common shares outstanding (in thousands)	905,823	661,198	667,272	37%	36%
Market capitalization	$42,085	$30,951	$26,157	36%	61%

Financial Ratios
Return on average assets	0.25%	1.36%	0.99%	(111)	(74)
Return on average common equity	1.8%	14.0%	10.8%	NM	(900)
Return on average tangible common equity(a)	3.5%	19.0%	15.2%	NM	NM
Noninterest income as a percent of total revenue(a)	32%	35%	32%	(300)	—
Dividend payout	250.0%	38.1%	52.1%	NM	NM
Average total Bancorp shareholders’ equity as a percent of average assets	11.34%	10.11%	9.50%	123	184
Tangible common equity(a)	8.26%	8.46%	8.07%	(20)	19
Net interest margin (FTE)(a)	3.30%	3.13%	3.03%	17	27
Efficiency (FTE)(a)	84.5%	55.8%	61.0%	NM	NM
Effective tax rate	20.1%	19.8%	21.2%	30	(110)

Credit Quality
Net losses charged-off(h)	$144	$125	$136	15%	6%
Net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.37%	0.40%	0.46%	(3)	(9)
ALLL as a percent of portfolio loans and leases	1.66%	1.84%	1.95%	(18)	(29)
ACL as a percent of portfolio loans and leases(f)	1.79%	1.96%	2.07%	(17)	(28)
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO	0.57%	0.65%	0.81%	(8)	(24)

Average Balances
Loans and leases, including held for sale	$158,283	$124,147	$121,764	27%	30%
Securities and other short-term investments	79,678	69,997	71,044	14%	12%
Assets	265,551	213,021	210,558	25%	26%
Transaction deposits(b)	194,904	155,895	151,431	25%	29%
Core deposits(c)	206,545	166,436	161,811	24%	28%
Wholesale funding(d)	21,551	18,853	22,262	14%	(3%)
Bancorp shareholders' equity	30,108	21,527	20,000	40%	51%

Regulatory Capital Ratios(e)
CET1 capital	9.96%	10.81%	10.43%	(85)	(47)
Tier 1 risk-based capital	10.86%	11.87%	11.71%	(101)	(85)
Total risk-based capital	12.56%	13.78%	13.63%	(122)	(107)
Leverage	10.20%	9.41%	9.23%	79	97

Additional Metrics
Banking centers	1,489	1,130	1,084	32%	37%
ATMs	2,643	2,199	2,069	20%	28%
Full-time equivalent employees	25,980	18,676	18,786	39%	38%
Assets under care ($ in billions)(g)	$746	$690	$639	8%	17%
Assets under management ($ in billions)(g)	119	80	68	49%	75%
(a)Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 26.
(b)Includes demand, interest checking, savings and money market deposits..
(c)Includes transaction deposits plus CDs $250,000 or less.
(d)Includes CDs over $250,000, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(e)Current period regulatory capital ratios are estimates.
(f)The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.
(g)Assets under management and assets under care include trust and brokerage assets.
(h)Excludes net charge-offs of $21 million which were taken immediately at the time of merger.

Fifth Third Bancorp and Subsidiaries
Financial Highlights
$ in millions, except per share data	As of and For the Three Months Ended
(unaudited)	March	December	September	June	March
	2026	2025	2025	2025	2025
Income Statement Data
Net interest income	$1,934	$1,529	$1,520	$1,495	$1,437
Net interest income (FTE)(a)	1,939	1,533	1,525	1,500	1,442
Noninterest income	895	811	781	750	694
Total revenue (FTE)(a)	2,834	2,344	2,306	2,250	2,136
Provision for credit losses	227	119	197	173	174
Noninterest expense	2,395	1,309	1,267	1,264	1,304
Net income	165	731	649	628	515
Net income available to common shareholders	128	699	608	591	478

Earnings Per Share Data
Net income allocated to common shareholders	$128	$699	$608	$591	$478
Average common shares outstanding (in thousands):
Basic	825,119	664,384	666,427	670,787	671,052
Diluted	830,274	669,153	670,878	674,034	676,040
Earnings per share, basic	$0.16	$1.05	$0.91	$0.88	$0.71
Earnings per share, diluted	0.15	1.04	0.91	0.88	0.71

Common Share Data
Cash dividends per common share	$0.40	$0.40	$0.40	$0.37	$0.37
Book value per share	35.24	30.18	29.26	28.47	27.41
Market value per share	46.46	46.81	44.55	41.13	39.20
Common shares outstanding (in thousands)	905,823	661,198	660,973	667,710	667,272
Market capitalization	$42,085	$30,951	$29,446	$27,463	$26,157

Financial Ratios
Return on average assets	0.25%	1.36%	1.21%	1.20%	0.99%
Return on average common equity	1.8%	14.0%	12.6%	12.8%	10.8%
Return on average tangible common equity(a)	3.5%	19.0%	17.3%	17.6%	15.2%
Noninterest income as a percent of total revenue(a)	32%	35%	34%	33%	32%
Dividend payout	250.0%	38.1%	44.0%	42.0%	52.1%
Average total Bancorp shareholders’ equity as a percent of average assets	11.34%	10.11%	10.02%	9.82%	9.50%
Tangible common equity(a)	8.26%	8.46%	8.29%	8.38%	8.07%
Net interest margin (FTE)(a)	3.30%	3.13%	3.13%	3.12%	3.03%
Efficiency (FTE)(a)	84.5%	55.8%	54.9%	56.2%	61.0%
Effective tax rate	20.1%	19.8%	22.6%	22.2%	21.2%

Credit Quality
Net losses charged-off(h)	$144	$125	$339	$139	$136
Net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.37%	0.40%	1.09%	0.45%	0.46%
ALLL as a percent of portfolio loans and leases	1.66%	1.84%	1.84%	1.97%	1.95%
ACL as a percent of portfolio loans and leases(f)	1.79%	1.96%	1.96%	2.09%	2.07%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO	0.57%	0.65%	0.65%	0.72%	0.81%

Average Balances
Loans and leases, including held for sale	$158,283	$124,147	$123,993	$123,657	$121,764
Securities and other short-term investments	79,678	69,997	69,507	69,025	71,044
Assets	265,551	213,021	211,770	210,554	210,558
Transaction deposits(b)	194,904	155,895	151,669	150,881	151,431
Core deposits(c)	206,545	166,436	162,510	161,375	161,811
Wholesale funding(d)	21,551	18,853	21,821	22,423	22,262
Bancorp shareholders’ equity	30,108	21,527	21,216	20,670	20,000

Regulatory Capital Ratios(e)
CET1 capital	9.96%	10.81%	10.57%	10.58%	10.43%
Tier 1 risk-based capital	10.86%	11.87%	11.63%	11.85%	11.71%
Total risk-based capital	12.56%	13.78%	13.54%	13.77%	13.63%
Leverage	10.20%	9.41%	9.24%	9.42%	9.23%

Additional Metrics
Banking centers	1,489	1,130	1,102	1,089	1,084
ATMs	2,643	2,199	2,184	2,170	2,069
Full-time equivalent employees	25,980	18,676	18,476	18,690	18,786
Assets under care ($ in billions)(g)	$746	$690	$681	$657	$639
Assets under management ($ in billions)(g)	119	80	77	73	68
(a)Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 26.
(b)Includes demand, interest checking, savings and money market deposits.
(c)Includes transaction deposits plus CDs $250,000 or less.
(d)Includes CDs over $250,000, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(e)Current period regulatory capital ratios are estimates.
(f)The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.
(g)Assets under management and assets under care include trust and brokerage assets.
(h)Excludes net charge-offs of $21 million which were taken immediately at the time of merger.

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Income
$ in millions	For the Three Months Ended			% Change
(unaudited)	March	December	March
	2026	2025	2025	Seq	Yr/Yr
Interest Income
Interest and fees on loans and leases	$2,293	$1,862	$1,816	23%	26%
Interest on securities	501	431	451	16%	11%
Interest on other short-term investments	178	175	165	2%	8%
Total interest income	2,972	2,468	2,432	20%	22%

Interest Expense
Interest on deposits	813	726	743	12%	9%
Interest on short-term borrowings	5	34	58	(85%)	(91%)
Interest on long-term debt	220	179	194	23%	13%
Total interest expense	1,038	939	995	11%	4%

Net Interest Income	1,934	1,529	1,437	26%	35%

Provision for credit losses	227	119	174	91%	30%
Net Interest Income After Provision for Credit Losses	1,707	1,410	1,263	21%	35%

Noninterest Income
Wealth and asset management revenue	233	185	172	26%	35%
Commercial payments revenue	218	167	153	31%	42%
Consumer banking revenue	146	143	137	2%	7%
Capital markets fees	134	121	90	11%	49%
Commercial banking revenue	105	102	80	3%	31%
Mortgage banking net revenue	44	56	57	(21%)	(23%)
Other noninterest income	27	42	14	(36%)	93%
Securities losses, net	(12)	(5)	(9)	140%	33%
Total noninterest income	895	811	694	10%	29%

Noninterest Expense
Compensation and benefits	1,410	683	750	106%	88%
Technology and communications	204	138	123	48%	66%
Net occupancy expense	140	89	87	57%	61%
Card and processing expense	79	27	21	193%	276%
Equipment expense	55	43	42	28%	31%
Loan and lease expense	42	41	30	2%	40%
Marketing expense	50	37	28	35%	79%
Other noninterest expense	415	251	223	65%	86%
Total noninterest expense	2,395	1,309	1,304	83%	84%
Income Before Income Taxes	207	912	653	(77%)	(68%)
Applicable income tax expense	42	181	138	(77%)	(70%)
Net Income	165	731	515	(77%)	(68%)
Dividends on preferred stock	37	32	37	16%	—
Net Income Available to Common Shareholders	$128	$699	$478	(82%)	(73%)

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Income
$ in millions	For the Three Months Ended
(unaudited)	March	December	September	June	March
	2026	2025	2025	2025	2025
Interest Income
Interest and fees on loans and leases	$2,293	$1,862	$1,909	$1,881	$1,816
Interest on securities	501	431	444	458	451
Interest on other short-term investments	178	175	166	145	165
Total interest income	2,972	2,468	2,519	2,484	2,432

Interest Expense
Interest on deposits	813	726	750	732	743
Interest on short-term borrowings	5	34	61	61	58
Interest on long-term debt	220	179	188	196	194
Total interest expense	1,038	939	999	989	995

Net Interest Income	1,934	1,529	1,520	1,495	1,437

Provision for credit losses	227	119	197	173	174
Net Interest Income After Provision for Credit Losses	1,707	1,410	1,323	1,322	1,263

Noninterest Income
Wealth and asset management revenue	233	185	181	166	172
Commercial payments revenue	218	167	157	152	153
Consumer banking revenue	146	143	144	147	137
Capital markets fees	134	121	115	90	90
Commercial banking revenue	105	102	87	79	80
Mortgage banking net revenue	44	56	58	56	57
Other noninterest income	27	42	29	44	14
Securities (losses) gains, net	(12)	(5)	10	16	(9)
Total noninterest income	895	811	781	750	694

Noninterest Expense
Compensation and benefits	1,410	683	685	698	750
Technology and communications	204	138	128	126	123
Net occupancy expense	140	89	89	83	87
Card and processing expense	79	27	22	22	21
Equipment expense	55	43	44	41	42
Loan and lease expense	42	41	39	36	30
Marketing expense	50	37	34	43	28
Other noninterest expense	415	251	226	215	223
Total noninterest expense	2,395	1,309	1,267	1,264	1,304
Income Before Income Taxes	207	912	837	808	653
Applicable income tax expense	42	181	188	180	138
Net Income	165	731	649	628	515
Dividends on preferred stock	37	32	41	37	37
Net Income Available to Common Shareholders	$128	$699	$608	$591	$478

Fifth Third Bancorp and Subsidiaries
Consolidated Balance Sheets
$ in millions, except per share data	As of			% Change
(unaudited)	March	December	March
	2026	2025	2025	Seq	Yr/Yr
Assets
Cash and due from banks	$4,084	$3,499	$3,009	17%	36%
Other short-term investments	17,456	18,876	14,965	(8%)	17%
Available-for-sale debt and other securities(a)	46,161	36,159	39,747	28%	16%
Held-to-maturity securities(b)	16,389	11,368	11,185	44%	47%
Trading debt securities	1,669	1,057	1,159	58%	44%
Equity securities	544	453	494	20%	10%
Loans and leases held for sale	1,365	733	473	86%	189%
Portfolio loans and leases:
Commercial and industrial loans	83,864	52,749	53,700	59%	56%
Commercial mortgage loans	27,143	12,228	12,357	122%	120%
Commercial construction loans	8,329	5,316	5,952	57%	40%
Commercial leases	3,523	3,269	3,128	8%	13%
Total commercial loans and leases	122,859	73,562	75,137	67%	64%
Residential mortgage loans	19,507	17,652	17,581	11%	11%
Home equity	6,735	4,846	4,265	39%	58%
Indirect secured consumer loans	18,296	17,964	16,804	2%	9%
Credit card	1,658	1,747	1,660	(5%)	—
Solar energy installation loans	4,465	4,560	4,262	(2%)	5%
Other consumer loans	2,730	2,320	2,482	18%	10%
Total consumer loans	53,391	49,089	47,054	9%	13%
Portfolio loans and leases	176,250	122,651	122,191	44%	44%
Allowance for loan and lease losses	(2,922)	(2,253)	(2,384)	30%	23%
Portfolio loans and leases, net	173,328	120,398	119,807	44%	45%
Bank premises and equipment	3,283	2,734	2,506	20%	31%
Goodwill	9,966	4,947	4,918	101%	103%
Intangible assets	1,233	69	82	NM	NM
Servicing rights	1,583	1,598	1,663	(1%)	(5%)
Other assets	19,978	12,485	12,661	60%	58%
Total Assets	$297,039	$214,376	$212,669	39%	40%

Liabilities
Deposits:
Demand	$65,335	$42,647	$40,855	53%	60%
Interest checking	72,425	61,155	58,420	18%	24%
Savings	18,610	16,155	17,583	15%	6%
Money market	62,345	39,285	36,505	59%	71%
CDs $250,000 or less	11,807	10,599	10,248	11%	15%
CDs over $250,000	3,099	1,978	1,894	57%	64%
Total deposits	233,621	171,819	165,505	36%	41%
Short-term borrowings	1,289	926	5,684	39%	(77%)
Accrued taxes, interest and expenses	2,628	2,083	1,722	26%	53%
Other liabilities	6,642	4,235	4,816	57%	38%
Long-term debt	18,753	13,589	14,539	38%	29%
Total Liabilities	262,933	192,652	192,266	36%	37%
Equity
Common stock(c)	2,585	2,051	2,051	26%	26%
Preferred stock	2,182	1,770	2,116	23%	3%
Capital surplus	15,586	3,831	3,773	307%	313%
Retained earnings	25,248	25,488	24,377	(1%)	4%
Accumulated other comprehensive loss	(3,234)	(3,110)	(3,895)	4%	(17%)
Treasury stock	(8,261)	(8,306)	(8,019)	(1%)	3%
Total Equity	34,106	21,724	20,403	57%	67%
Total Liabilities and Equity	$297,039	$214,376	$212,669	39%	40%
(a) Amortized cost	$49,238	$39,107	$43,445	26%	13%
(b) Market values	16,341	11,404	11,072	43%	48%
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	—	—
Outstanding, excluding treasury	905,823	661,198	667,272	—	—
Treasury	258,416	262,695	256,621	—	—

Fifth Third Bancorp and Subsidiaries
Consolidated Balance Sheets
$ in millions, except per share data	As of
(unaudited)	March	December	September	June	March
	2026	2025	2025	2025	2025
Assets
Cash and due from banks	$4,084	$3,499	$2,901	$2,972	$3,009
Other short-term investments	17,456	18,876	17,215	13,043	14,965
Available-for-sale debt and other securities(a)	46,161	36,159	36,461	38,270	39,747
Held-to-maturity securities(b)	16,389	11,368	11,498	11,630	11,185
Trading debt securities	1,669	1,057	1,266	1,324	1,159
Equity securities	544	453	287	404	494
Loans and leases held for sale	1,365	733	576	646	473
Portfolio loans and leases:
Commercial and industrial loans	83,864	52,749	53,947	53,312	53,700
Commercial mortgage loans	27,143	12,228	11,932	12,112	12,357
Commercial construction loans	8,329	5,316	5,326	5,551	5,952
Commercial leases	3,523	3,269	3,218	3,177	3,128
Total commercial loans and leases	122,859	73,562	74,423	74,152	75,137
Residential mortgage loans	19,507	17,652	17,644	17,681	17,581
Home equity	6,735	4,846	4,678	4,485	4,265
Indirect secured consumer loans	18,296	17,964	17,885	17,591	16,804
Credit card	1,658	1,747	1,692	1,707	1,660
Solar energy installation loans	4,465	4,560	4,432	4,316	4,262
Other consumer loans	2,730	2,320	2,376	2,464	2,482
Total consumer loans	53,391	49,089	48,707	48,244	47,054
Portfolio loans and leases	176,250	122,651	123,130	122,396	122,191
Allowance for loan and lease losses	(2,922)	(2,253)	(2,265)	(2,412)	(2,384)
Portfolio loans and leases, net	173,328	120,398	120,865	119,984	119,807
Bank premises and equipment	3,283	2,734	2,655	2,560	2,506
Goodwill	9,966	4,947	4,947	4,918	4,918
Intangible assets	1,233	69	76	75	82
Servicing rights	1,583	1,598	1,601	1,629	1,663
Other assets	19,978	12,485	12,555	12,536	12,661
Total Assets	$297,039	$214,376	$212,903	$209,991	$212,669

Liabilities
Deposits:
Demand	$65,335	$42,647	$41,830	$42,174	$40,855
Interest checking	72,425	61,155	57,239	55,524	58,420
Savings	18,610	16,155	16,110	16,614	17,583
Money market	62,345	39,285	38,748	36,586	36,505
CDs $250,000 or less	11,807	10,599	10,667	10,883	10,248
CDs over $250,000	3,099	1,978	1,975	2,426	1,894
Total deposits	233,621	171,819	166,569	164,207	165,505
Short-term borrowings	1,289	926	5,260	3,571	5,684
Accrued taxes, interest and expenses	2,628	2,083	1,943	1,970	1,722
Other liabilities	6,642	4,235	4,347	4,627	4,816
Long-term debt	18,753	13,589	13,677	14,492	14,539
Total Liabilities	262,933	192,652	191,796	188,867	192,266
Equity
Common stock(c)	2,585	2,051	2,051	2,051	2,051
Preferred stock	2,182	1,770	1,770	2,116	2,116
Capital surplus	15,586	3,831	3,813	3,794	3,773
Retained earnings	25,248	25,488	25,057	24,718	24,377
Accumulated other comprehensive loss	(3,234)	(3,110)	(3,276)	(3,546)	(3,895)
Treasury stock	(8,261)	(8,306)	(8,308)	(8,009)	(8,019)
Total Equity	34,106	21,724	21,107	21,124	20,403
Total Liabilities and Equity	$297,039	$214,376	$212,903	$209,991	$212,669
(a) Amortized cost	$49,238	$39,107	$39,617	$41,731	$43,445
(b) Market values	16,341	11,404	11,506	11,547	11,072
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Outstanding, excluding treasury	905,823	661,198	660,973	667,710	667,272
Treasury	258,416	262,695	262,919	256,183	256,621

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Changes in Equity
$ in millions
(unaudited)
	For the Three Months Ended
	March	March
	2026	2025
Total Equity, Beginning	$21,724	$19,645
Net income	165	515
Other comprehensive income, net of tax:
Change in unrealized (losses) gains:
Available-for-sale debt securities	(100)	481
Qualifying cash flow hedges	(46)	235
Amortization of unrealized losses on securities transferred to held-to-maturity	22	25
Comprehensive income	41	1,256
Cash dividends declared:
Common stock	(368)	(251)
Preferred stock	(37)	(37)
Impact of Comerica acquisition	12,676	—
Impact of stock transactions under stock compensation plans, net	70	16
Shares acquired for treasury	—	(226)
Total Equity, Ending	$34,106	$20,403

Fifth Third Bancorp and Subsidiaries
Average Balance Sheets and Yield/Rate Analysis	For the Three Months Ended
$ in millions	March		December		March
(unaudited)	2026		2025		2025
	Average	Average	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Interest-earning assets:
Loans and leases:
Commercial and industrial loans(a)	$73,302	5.89%	$53,960	5.96%	$53,430	6.22%
Commercial mortgage loans(a)	22,005	5.85%	12,083	5.95%	12,388	5.97%
Commercial construction loans(a)	7,287	6.45%	5,399	6.84%	5,813	6.92%
Commercial leases(a)	3,347	4.86%	3,172	4.68%	3,110	4.80%
Total commercial loans and leases	105,941	5.89%	74,614	5.96%	74,741	6.17%
Residential mortgage loans	19,414	4.18%	18,358	4.01%	17,980	3.96%
Home equity	6,065	7.02%	4,770	7.23%	4,222	7.57%
Indirect secured consumer loans	18,105	5.54%	17,879	5.62%	16,476	5.57%
Credit card	1,659	13.94%	1,695	14.04%	1,627	14.76%
Solar energy installation loans	4,516	8.17%	4,486	9.00%	4,221	8.03%
Other consumer loans	2,583	8.77%	2,345	9.33%	2,497	9.37%
Total consumer loans	52,342	5.86%	49,533	5.94%	47,023	5.88%
Total loans and leases	158,283	5.88%	124,147	5.96%	121,764	6.06%
Securities:
Taxable securities	58,587	3.41%	51,157	3.28%	55,205	3.25%
Tax exempt securities(a)	1,363	3.26%	1,355	3.12%	1,393	3.18%
Other short-term investments	19,728	3.67%	17,485	3.96%	14,446	4.64%
Total interest-earning assets	237,961	5.07%	194,144	5.05%	192,808	5.13%
Cash and due from banks	3,066		2,716		2,388
Other assets	27,210		18,425		17,714
Allowance for loan and lease losses	(2,686)		(2,264)		(2,352)
Total Assets	$265,551		$213,021		$210,558

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$67,369	2.19%	$58,612	2.45%	$57,964	2.69%
Savings deposits	17,546	0.35%	16,103	0.40%	17,226	0.53%
Money market deposits	54,219	2.39%	39,409	2.39%	36,453	2.43%
CDs $250,000 or less	11,641	3.14%	10,541	3.43%	10,380	3.61%
Total interest-bearing core deposits	150,775	2.12%	124,665	2.25%	122,023	2.39%
CDs over $250,000	2,807	3.41%	1,948	3.94%	2,346	4.43%
Total interest-bearing deposits	153,582	2.15%	126,613	2.28%	124,369	2.42%
Federal funds purchased	178	3.66%	204	3.92%	194	4.38%
Securities sold under repurchase agreements	322	1.09%	365	1.46%	286	0.92%
FHLB advances	99	4.10%	2,552	4.47%	4,767	4.62%
Derivative collateral and other secured borrowings	83	7.49%	84	6.92%	84	6.46%
Long-term debt	18,062	4.93%	13,700	5.20%	14,585	5.38%
Total interest-bearing liabilities	172,326	2.44%	143,518	2.60%	144,285	2.80%
Demand deposits	55,770		41,771		39,788
Other liabilities	7,347		6,205		6,485
Total Liabilities	235,443		191,494		190,558
Total Equity	30,108		21,527		20,000
Total Liabilities and Equity	$265,551		$213,021		$210,558
Ratios:
Net interest margin (FTE)(b)		3.30%		3.13%		3.03%
Net interest rate spread (FTE)(b)		2.63%		2.45%		2.33%
Interest-bearing liabilities to interest-earning assets		72.42%		73.92%		74.83%
(a) Average Yield/Rate of these assets are presented on an FTE basis.
(b) Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 26.

Fifth Third Bancorp and Subsidiaries
Summary of Loans and Leases
$ in millions	For the Three Months Ended
(unaudited)	March	December	September	June	March
	2026	2025	2025	2025	2025
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$73,264	$53,947	$54,170	$54,075	$53,401
Commercial mortgage loans	21,969	12,079	12,027	12,410	12,368
Commercial construction loans	7,278	5,399	5,541	5,810	5,797
Commercial leases	3,347	3,172	3,177	3,120	3,110
Total commercial loans and leases	105,858	74,597	74,915	75,415	74,676
Consumer loans:
Residential mortgage loans	18,848	17,660	17,656	17,615	17,552
Home equity	6,064	4,769	4,579	4,383	4,222
Indirect secured consumer loans	18,105	17,879	17,729	17,248	16,476
Credit card	1,659	1,694	1,678	1,659	1,627
Solar energy installation loans	4,516	4,486	4,355	4,268	4,221
Other consumer loans	2,582	2,345	2,414	2,483	2,498
Total consumer loans	51,774	48,833	48,411	47,656	46,596
Total average portfolio loans and leases	$157,632	$123,430	$123,326	$123,071	$121,272

Average Loans and Leases Held for Sale
Commercial loans and leases held for sale	$85	$19	$44	$45	$64
Consumer loans held for sale	566	698	623	541	428
Average loans and leases held for sale	$651	$717	$667	$586	$492

End of Period Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$83,864	$52,749	$53,947	$53,312	$53,700
Commercial mortgage loans	27,143	12,228	11,932	12,112	12,357
Commercial construction loans	8,329	5,316	5,326	5,551	5,952
Commercial leases	3,523	3,269	3,218	3,177	3,128
Total commercial loans and leases	122,859	73,562	74,423	74,152	75,137
Consumer loans:
Residential mortgage loans	19,507	17,652	17,644	17,681	17,581
Home equity	6,735	4,846	4,678	4,485	4,265
Indirect secured consumer loans	18,296	17,964	17,885	17,591	16,804
Credit card	1,658	1,747	1,692	1,707	1,660
Solar energy installation loans	4,465	4,560	4,432	4,316	4,262
Other consumer loans	2,730	2,320	2,376	2,464	2,482
Total consumer loans	53,391	49,089	48,707	48,244	47,054
Total portfolio loans and leases	$176,250	$122,651	$123,130	$122,396	$122,191

End of Period Loans and Leases Held for Sale
Commercial loans and leases held for sale	$651	$75	$8	$74	$28
Consumer loans held for sale	714	658	568	572	445
Loans and leases held for sale	$1,365	$733	$576	$646	$473

Operating lease equipment	$416	$374	$379	$344	$314

Loans and Leases Serviced for Others(a)
Commercial and industrial loans	$1,801	$1,290	$1,206	$1,166	$1,104
Commercial mortgage loans	518	501	558	601	603
Commercial construction loans	318	291	304	333	367
Commercial leases	821	853	764	757	755
Residential mortgage loans	86,733	87,827	89,639	91,201	92,769
Solar energy installation loans	665	686	692	557	575
Other consumer loans	86	92	98	105	112
Total loans and leases serviced for others	90,942	91,540	93,261	94,720	96,285
Total loans and leases owned or serviced	$268,973	$215,298	$217,346	$218,106	$219,263
(a)Fifth Third sells certain loans and leases and obtains servicing responsibilities.

Fifth Third Bancorp and Subsidiaries
Regulatory Capital
$ in millions	As of
(unaudited)	March	December	September	June	March
	2026(a)	2025	2025	2025	2025
Regulatory Capital
CET1 capital	$24,157	$18,099	$17,645	$17,616	$17,239
Additional tier 1 capital	2,182	1,770	1,770	2,116	2,116
Tier 1 capital	26,339	19,869	19,415	19,732	19,355
Tier 2 capital	4,109	3,197	3,204	3,197	3,175
Total regulatory capital	$30,448	$23,066	$22,619	$22,929	$22,530
Risk-weighted assets	$242,458	$167,431	$166,999	$166,517	$165,326

Ratios
Average total Bancorp shareholders' equity as a percent of average assets	11.34%	10.11%	10.02%	9.82%	9.50%

Regulatory Capital Ratios
Fifth Third Bancorp
CET1 capital	9.96%	10.81%	10.57%	10.58%	10.43%
Tier 1 risk-based capital	10.86%	11.87%	11.63%	11.85%	11.71%
Total risk-based capital	12.56%	13.78%	13.54%	13.77%	13.63%
Leverage	10.20%	9.41%	9.24%	9.42%	9.23%

Fifth Third Bank, National Association
Tier 1 risk-based capital	11.84%	13.09%	12.95%	12.87%	12.78%
Total risk-based capital	13.08%	14.33%	14.19%	14.12%	14.02%
Leverage	11.13%	10.41%	10.31%	10.25%	10.10%
(a)Current period regulatory capital data and ratios are estimated.

Fifth Third Bancorp and Subsidiaries
Summary of Credit Loss Experience
$ in millions	For the Three Months Ended
(unaudited)	March	December	September	June	March
	2026	2025	2025	2025	2025
Average portfolio loans and leases:
Commercial and industrial loans	$73,264	$53,947	$54,170	$54,075	$53,401
Commercial mortgage loans	21,969	12,079	12,027	12,410	12,368
Commercial construction loans	7,278	5,399	5,541	5,810	5,797
Commercial leases	3,347	3,172	3,177	3,120	3,110
Total commercial loans and leases	105,858	74,597	74,915	75,415	74,676
Residential mortgage loans	18,848	17,660	17,656	17,615	17,552
Home equity	6,064	4,769	4,579	4,383	4,222
Indirect secured consumer loans	18,105	17,879	17,729	17,248	16,476
Credit card	1,659	1,694	1,678	1,659	1,627
Solar energy installation loans	4,516	4,486	4,355	4,268	4,221
Other consumer loans	2,582	2,345	2,414	2,483	2,498
Total consumer loans	51,774	48,833	48,411	47,656	46,596
Total average portfolio loans and leases	$157,632	$123,430	$123,326	$123,071	$121,272

Losses charged-off:
Commercial and industrial loans	($77)	($61)	($280)	($84)	($54)
Commercial mortgage loans	—	(7)	(2)	(4)	(11)
Commercial construction loans	—	—	—	—	—
Commercial leases	—	(1)	—	(2)	(2)
Total commercial loans and leases	(77)	(69)	(282)	(90)	(67)
Residential mortgage loans	—	—	—	—	—
Home equity	(2)	(2)	(1)	(2)	(2)
Indirect secured consumer loans	(40)	(41)	(34)	(33)	(36)
Credit card	(19)	(20)	(20)	(20)	(22)
Solar energy installation loans	(26)	(22)	(20)	(23)	(21)
Other consumer loans	(23)	(23)	(25)	(26)	(25)
Total consumer loans	(110)	(108)	(100)	(104)	(106)
Total losses charged-off	($187)	($177)	($382)	($194)	($173)

Recoveries of losses previously charged-off:
Commercial and industrial loans	$8	$17	$6	$15	$2
Commercial mortgage loans	—	1	1	1	1
Commercial construction loans	—	—	—	—	—
Commercial leases	—	—	—	3	—
Total commercial loans and leases	8	18	7	19	3
Residential mortgage loans	—	1	1	1	—
Home equity	2	1	2	2	2
Indirect secured consumer loans	16	14	16	17	15
Credit card	5	5	4	5	5
Solar energy installation loans	3	5	4	3	3
Other consumer loans	9	8	9	8	9
Total consumer loans	35	34	36	36	34
Total recoveries of losses previously charged-off	$43	$52	$43	$55	$37

Net losses charged-off:
Commercial and industrial loans	($69)	($44)	($274)	($69)	($52)
Commercial mortgage loans	—	(6)	(1)	(3)	(10)
Commercial construction loans	—	—	—	—	—
Commercial leases	—	(1)	—	1	(2)
Total commercial loans and leases	(69)	(51)	(275)	(71)	(64)
Residential mortgage loans	—	1	1	1	—
Home equity	—	(1)	1	—	—
Indirect secured consumer loans	(24)	(27)	(18)	(16)	(21)
Credit card	(14)	(15)	(16)	(15)	(17)
Solar energy installation loans	(23)	(17)	(16)	(20)	(18)
Other consumer loans	(14)	(15)	(16)	(18)	(16)
Total consumer loans	(75)	(74)	(64)	(68)	(72)
Total net losses charged-off(a)	($144)	($125)	($339)	($139)	($136)

Net losses charged-off as a percent of average portfolio loans and leases (annualized):
Commercial and industrial loans	0.38%	0.32%	2.01%	0.51%	0.39%
Commercial mortgage loans	—	0.21%	0.04%	0.11%	0.34%
Commercial construction loans	(0.02%)	—	—	—	—
Commercial leases	—	0.16%	(0.04%)	(0.10%)	0.29%
Total commercial loans and leases	0.26%	0.27%	1.46%	0.38%	0.35%
Residential mortgage loans	(0.01%)	(0.01%)	(0.02%)	(0.01%)	—
Home equity	0.01%	0.06%	(0.05%)	0.02%	0.04%
Indirect secured consumer loans	0.54%	0.59%	0.40%	0.37%	0.53%
Credit card	3.51%	3.62%	3.70%	3.74%	4.19%
Solar energy installation loans	2.03%	1.45%	1.47%	1.86%	1.73%
Other consumer loans	2.19%	2.46%	2.51%	2.49%	2.52%
Total consumer loans	0.58%	0.59%	0.52%	0.56%	0.63%
Total net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.37%	0.40%	1.09%	0.45%	0.46%
(a)Excludes net charge-offs of $21 million which were taken immediately at the time of merger.

Fifth Third Bancorp and Subsidiaries
Asset Quality
$ in millions	For the Three Months Ended
(unaudited)	March	December	September	June	March
	2026	2025	2025	2025	2025
Allowance for Credit Losses
Allowance for loan and lease losses, beginning	$2,253	$2,265	$2,412	$2,384	$2,352
Total net losses charged-off(d)	(144)	(125)	(339)	(139)	(136)
Provision for loan and lease losses	152	113	192	167	168
Allowance on PCD loans and leases at acquisition	180	—	—	—	—
Allowance on PSLs at acquisition	481	—	—	—	—
Allowance for loan and lease losses, ending	$2,922	$2,253	$2,265	$2,412	$2,384

Reserve for unfunded commitments, beginning	$157	$151	$146	$140	$134
Provision for the reserve for unfunded commitments	75	6	5	6	6
Reserve for unfunded commitments, ending	$232	$157	$151	$146	$140

Components of allowance for credit losses:
Allowance for loan and lease losses	$2,922	$2,253	$2,265	$2,412	$2,384
Reserve for unfunded commitments	232	157	151	146	140
Total allowance for credit losses	$3,154	$2,410	$2,416	$2,558	$2,524

	As of
	March	December	September	June	March
	2026	2025	2025	2025	2025
Nonperforming Assets and Delinquent Loans
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$417	$393	$393	$460	$537
Commercial mortgage loans	94	34	42	48	70
Commercial construction loans	62	—	—	—	—
Commercial leases	—	—	—	—	16
Residential mortgage loans	164	149	142	143	145
Home equity	104	71	72	75	69
Indirect secured consumer loans	58	61	61	65	60
Credit card	30	29	29	29	31
Solar energy installation loans	26	22	22	26	30
Other consumer loans	5	8	7	7	8
Total nonaccrual portfolio loans and leases	960	767	768	853	966
Repossessed property	11	11	12	8	9
OREO	28	19	21	25	21
Total nonperforming portfolio loans and leases and OREO	999	797	801	886	996
Nonaccrual loans held for sale	141	70	4	27	21
Total nonperforming assets	$1,140	$867	$805	$913	$1,017

Loans and leases 90 days past due (accrual):
Commercial and industrial loans	$3	$2	$2	$5	$2
Commercial mortgage loans	19	—	—	3	6
Commercial construction loans	2	1	—	—	—
Commercial leases	1	—	—	—	—
Total commercial loans and leases	25	3	2	8	8
Residential mortgage loans(c)	7	10	11	8	8
Credit card	17	17	16	18	17
Total consumer loans	24	27	27	26	25
Total loans and leases 90 days past due (accrual)(b)	$49	$30	$29	$34	$33
Ratios
Net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.37%	0.40%	1.09%	0.45%	0.46%
Allowance for credit losses:
As a percent of portfolio loans and leases	1.79%	1.96%	1.96%	2.09%	2.07%
As a percent of nonperforming portfolio loans and leases(a)	328%	314%	314%	300%	261%
As a percent of nonperforming portfolio assets(a)	316%	302%	302%	289%	253%
Nonperforming portfolio loans and leases as a percent of portfolio loans and leases(a)	0.54%	0.62%	0.62%	0.70%	0.79%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO(a)	0.57%	0.65%	0.65%	0.72%	0.81%
Nonperforming assets as a percent of total loans and leases, OREO, and repossessed property	0.64%	0.70%	0.65%	0.74%	0.83%
(a) Excludes nonaccrual loans held for sale.
(b) Excludes loans held for sale.
(c) Excludes government guaranteed residential mortgage loans.
(d) Excludes net charge-offs of $21 million which were taken immediately at the time of merger.

Use of Non-GAAP Financial Measures
In addition to GAAP measures, management considers various non-GAAP measures when evaluating the performance of the business, including: “net interest income (FTE),” “interest income (FTE),” “net interest margin (FTE),” “net interest rate spread (FTE),” “income before income taxes (FTE),” “tangible net income available to common shareholders,” “average tangible common equity,” “return on average tangible common equity,” “tangible common equity (excluding AOCI),” “tangible common equity (including AOCI),” “tangible equity,” “tangible book value per share,” “tangible book value per share (excluding AOCI),” “adjusted noninterest income,” “noninterest income excluding certain items,” “adjusted noninterest expense,” “noninterest expense excluding certain items,” “pre-provision net revenue,” “adjusted efficiency ratio,” “adjusted return on average common equity,” “adjusted return on average tangible common equity,” “adjusted return on average tangible common equity, excluding accumulated other comprehensive income", “adjusted pre-provision net revenue,” “adjusted return on average assets,” “efficiency ratio (FTE),” “total revenue (FTE),” "adjusted total revenue," “noninterest income as a percent of total revenue”, and certain ratios derived from these measures. The Bancorp believes these non-GAAP measures provide useful information to investors because these are among the measures used by the Fifth Third management team to evaluate operating performance and to make day-to-day operating decisions.

The FTE basis adjusts for the tax-favored status of income from certain loans and securities held by the Bancorp that are not taxable for federal income tax purposes. The Bancorp believes this presentation to be the preferred industry measurement of net interest income and net interest margin as it provides a relevant comparison between taxable and non-taxable amounts.

The Bancorp believes tangible net income available to common shareholders, average tangible common equity, tangible common equity (excluding AOCI), tangible common equity (including AOCI), tangible equity, tangible book value per share and return on average tangible common equity are important measures for evaluating the performance of the business without the impacts of intangible items, whether acquired or created internally, in a manner comparable to other companies in the industry who present similar measures.

The Bancorp believes noninterest income, noninterest expense, net interest income, net interest margin, pre-provision net revenue, efficiency ratio, adjusted total revenue, noninterest income as a percent of total revenue, return on average common equity, return on average tangible common equity, and return on average assets are important measures that adjust for significant, unusual, or large transactions that may occur in a reporting period which management does not consider indicative of ongoing financial performance and enhances comparability of results with prior periods.

The Bancorp believes noninterest income excluding certain items and noninterest expense excluding certain items are important measures that adjust for certain components that are prone to significant period-to-period changes in order to facilitate the explanation of variances in the noninterest income and noninterest expense line items.

Management considers various measures when evaluating capital utilization and adequacy, including the tangible equity and tangible common equity (including and excluding AOCI), in addition to capital ratios defined by U.S. banking agencies. These calculations are intended to complement the capital ratios defined by U.S. banking agencies for both absolute and comparative purposes. These ratios are not formally defined by U.S. GAAP or codified in the federal banking regulations and, therefore, are considered to be non-GAAP financial measures. Management believes that providing the tangible common equity ratio excluding AOCI on certain assets and liabilities enables investors and others to assess the Bancorp’s use of equity without the effects of changes in AOCI, some of which are uncertain; providing the tangible common equity ratio including AOCI enables investors and others to assess the Bancorp’s use of equity if components of AOCI, such as unrealized gains or losses, were to be monetized.

Please note that although non-GAAP financial measures provide useful insight, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures.

Please see reconciliations of all historical non-GAAP measures used in this release to the most directly comparable GAAP measures, beginning on the following page.

	Fifth Third Bancorp and Subsidiaries
	Non-GAAP Reconciliation
	$ and shares in millions	As of and For the Three Months Ended
	(unaudited)	March	December	September	June	March
		2026	2025	2025	2025	2025
	Net interest income	$1,934	$1,529	$1,520	$1,495	$1,437
	Add: Taxable equivalent adjustment	5	4	5	5	5
	Net interest income (FTE) (a)	1,939	1,533	1,525	1,500	1,442

	Net interest income (annualized) (b)	7,843	6,066	6,030	5,996	5,828
	Net interest income (FTE) (annualized) (c)	7,864	6,082	6,050	6,016	5,848

	Interest income	2,972	2,468	2,519	2,484	2,432
	Add: Taxable equivalent adjustment	5	4	5	5	5
	Interest income (FTE)	2,977	2,472	2,524	2,489	2,437
	Interest income (FTE) (annualized) (d)	12,073	9,807	10,014	9,983	9,883

	Interest expense (annualized) (e)	4,210	3,725	3,963	3,967	4,035
	Average interest-earning assets (f)	237,961	194,144	193,500	192,682	192,808
	Average interest-bearing liabilities (g)	172,326	143,518	143,096	142,913	144,285

	Net interest margin (b) / (f)	3.30%	3.12%	3.12%	3.11%	3.02%
	Net interest margin (FTE) (c) / (f)	3.30%	3.13%	3.13%	3.12%	3.03%
	Net interest rate spread (FTE) (d) / (f) - (e) / (g)	2.63%	2.45%	2.41%	2.40%	2.33%

	Income before income taxes	$207	$912	$837	$808	$653
	Add: Taxable equivalent adjustment	5	4	5	5	5
	Income before income taxes (FTE)	212	916	842	813	658

	Net income available to common shareholders	128	699	608	591	478
	Add: Intangible amortization, net of tax	34	5	5	5	6
	Tangible net income available to common shareholders (h)	162	704	613	596	484
	Tangible net income available to common shareholders (annualized) (i)	657	2,793	2,432	2,391	1,963

	Average Bancorp shareholders’ equity	30,108	21,527	21,216	20,670	20,000
Less:	Average preferred stock	(2,040)	(1,770)	(2,112)	(2,116)	(2,116)
	Average goodwill	(8,686)	(4,947)	(4,937)	(4,918)	(4,918)
	Average intangible assets	(841)	(72)	(77)	(79)	(86)
	Average tangible common equity, including AOCI (j)	18,541	14,738	14,090	13,557	12,880
Less:	Average AOCI	3,080	3,137	3,520	3,935	4,362
	Average tangible common equity, excluding AOCI (k)	21,621	17,875	17,610	17,492	17,242

	Total Bancorp shareholders’ equity	34,106	21,724	21,107	21,124	20,403
Less:	Preferred stock	(2,182)	(1,770)	(1,770)	(2,116)	(2,116)
	Goodwill	(9,966)	(4,947)	(4,947)	(4,918)	(4,918)
	Intangible assets	(1,233)	(69)	(76)	(75)	(82)
	Tangible common equity, including AOCI (l)	20,725	14,938	14,314	14,015	13,287
Less:	AOCI	3,234	3,110	3,276	3,546	3,895
	Tangible common equity, excluding AOCI (m)	23,959	18,048	17,590	17,561	17,182
Add:	Preferred stock	2,182	1,770	1,770	2,116	2,116
	Tangible equity (n)	26,141	19,818	19,360	19,677	19,298

	Total assets	297,039	214,376	212,903	209,991	212,669
Less:	Goodwill	(9,966)	(4,947)	(4,947)	(4,918)	(4,918)
	Intangible assets	(1,233)	(69)	(76)	(75)	(82)
	Tangible assets, including AOCI (o)	285,840	209,360	207,880	204,998	207,669
Less:	AOCI, before tax	4,255	4,092	4,311	4,666	5,125
	Tangible assets, excluding AOCI (p)	$290,095	$213,452	$212,191	$209,664	$212,794

	Common shares outstanding (q)	906	661	661	668	667

	Tangible equity (n) / (p)	9.01%	9.28%	9.12%	9.39%	9.07%
	Tangible common equity (excluding AOCI) (m) / (p)	8.26%	8.46%	8.29%	8.38%	8.07%
	Tangible common equity (including AOCI) (l) / (o)	7.25%	7.14%	6.89%	6.84%	6.40%
	Tangible book value per share (including AOCI) (l) / (q)	$22.88	$22.60	$21.66	$20.98	$19.92
	Tangible book value per share (excluding AOCI) (m) / (q)	$26.44	$27.30	$26.61	$26.29	$25.76

Fifth Third Bancorp and Subsidiaries
Non-GAAP Reconciliation
$ in millions	For the Three Months Ended
(unaudited)	March	December	March
	2026	2025	2025
Net income (r)	$165	$731	$515
Net income (annualized) (s)	669	2,900	2,089

Adjustments (pre-tax items)
Merger-related charges	657	13	—
Merger-related Day 1 ACL build	83	—	—
Securities (gains)/losses	12	5	9
Litigation settlements	—	(12)	—
FDIC special assessment	—	(25)	—
Fifth Third Foundation contribution	—	50	—
Interchange litigation matters	(8)	11	18
Non-qualified deferred compensation expense/(benefit)	(9)	(5)	(4)
Adjustments, pre-tax	735	37	23
Applicable income tax expense on adjustments	166	6	5
Adjustments, after-tax (t)(a)(b)	569	31	18

Adjustments (tax related items)
Benefit related to the resolution of certain tax matters	—	(7)	—
Adjustments (tax related items) (u)	—	(7)	—

Noninterest income (v)	895	811	694
Interchange litigation matters	(8)	8	18
Merger-related charges	22	—	—
Litigation settlements	—	(12)	—
Noninterest income excluding certain item(s)	909	807	712
Securities losses, net	12	5	9
Adjusted noninterest income, excluding certain items and securities losses (w)	921	812	721

Noninterest expense (x)	2,395	1,309	1,304
Interchange litigation matters	—	(3)	—
Merger-related charges	(635)	(13)	—
FDIC special assessment	—	25	—
Fifth Third Foundation contribution	—	(50)	—
Noninterest expense excluding certain item(s)	1,760	1,268	1,304
Non-qualified deferred compensation benefit	9	5	4
Adjusted noninterest expense, excluding certain items and non-qualified deferred compensation (y)	1,769	1,273	1,308

Adjusted net income (r) + (t) + (u)	734	755	533
Adjusted net income (annualized) (z)	2,977	2,995	2,162

Adjusted tangible net income available to common shareholders (h) + (t) + (u)	731	728	502
Adjusted tangible net income available to common shareholders (annualized) (aa)	2,965	2,888	2,036

Average assets (ab)	$265,551	$213,021	$210,558

Return on average tangible common equity (i) / (j)	3.5%	19.0%	15.2%
Return on average tangible common equity excluding AOCI (i) / (k)	3.0%	15.6%	11.4%
Adjusted return on average tangible common equity, including AOCI (aa) / (j)	16.0%	19.6%	15.8%
Adjusted return on average tangible common equity, excluding AOCI (aa) / (k)	13.7%	16.2%	11.8%

Return on average assets (s) / (ab)	0.25%	1.36%	0.99%
Adjusted return on average assets (z) / (ab)	1.12%	1.41%	1.03%
Efficiency ratio (FTE) (x) / [(a) + (v)]	84.5%	55.8%	61.0%
Adjusted efficiency ratio (y) / [(a) + (w)]	61.9%	54.3%	60.5%
Total revenue (FTE) (a) + (v)	$2,834	$2,344	$2,136
Adjusted total revenue (FTE) (a) + (w)	$2,860	$2,345	$2,163
Pre-provision net revenue (PPNR) (a) + (v) - (x)	$439	$1,035	$832
Adjusted pre-provision net revenue (PPNR) (a) + (w) - (y)	$1,091	$1,072	$855
Totals may not foot due to rounding.
(a) Assumes a 24% tax rate.
(b) A portion of the adjustments related to merger-related expenses are not tax-deductible.

Fifth Third Bancorp and Subsidiaries
Segment Presentation
$ in millions
(unaudited)

For the three months ended March 31, 2026	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$878	$1,073	$83	$(95)	$1,939
(Provision for) benefit from credit losses	(158)	(89)	—	20	(227)
Net interest income after (provision for) benefit from credit losses	720	984	83	(75)	1,712
Noninterest income	441	298	164	(8)	895
Noninterest expense	(734)	(810)	(183)	(668)	(2,395)
Income (loss) before income taxes (FTE)(a)	$427	$472	$64	$(751)	$212

For the three months ended December 31, 2025	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$581	$1,026	$52	$(126)	$1,533
(Provision for) benefit from credit losses	(46)	(84)	—	11	(119)
Net interest income after (provision for) benefit from credit losses	535	942	52	(115)	1,414
Noninterest income	386	311	111	3	811
Noninterest expense	(476)	(645)	(97)	(91)	(1,309)
Income (loss) before income taxes (FTE)(a)	$445	$608	$66	$(203)	$916

For the three months ended September 30, 2025	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$594	$1,082	$55	$(206)	$1,525
(Provision for) benefit from credit losses	(246)	(73)	—	122	(197)
Net interest income after (provision for) benefit from credit losses	348	1,009	55	(84)	1,328
Noninterest income	357	309	109	6	781
Noninterest expense	(454)	(653)	(93)	(67)	(1,267)
Income (loss) before income taxes (FTE)(a)	$251	$665	$71	$(145)	$842

For the three months ended June 30, 2025	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$595	$1,085	$57	$(237)	$1,500
(Provision for) benefit from credit losses	(79)	(84)	2	(12)	(173)
Net interest income after (provision for) benefit from credit losses	516	1,001	59	(249)	1,327
Noninterest income	321	293	101	35	750
Noninterest expense	(453)	(646)	(95)	(70)	(1,264)
Income (loss) before income taxes (FTE)(a)	$384	$648	$65	$(284)	$813

For the three months ended March 31, 2025	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$552	$975	$49	$(134)	$1,442
Provision for credit losses	(80)	(84)	—	(10)	(174)
Net interest income after provision for credit losses	472	891	49	(144)	1,268
Noninterest income	301	281	109	3	694
Noninterest expense	(511)	(650)	(106)	(37)	(1,304)
Income (loss) before income taxes (FTE)(a)	$262	$522	$52	$(178)	$658
(a) Includes taxable equivalent adjustments of $5 million for the three months ended March 31, 2026, $4 million for the three months ended December 31, 2025 and $5 million for the three months ended September 30, 2025, June 30, 2025 and March 31, 2025.